Exhibit 8.1

           [Letterhead of SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                                                   _______, 2003

Bond Products Depositor LLC
[100 North Tryon Street
Charlotte, North Carolina  28255]

                  Re: Bond Products Depositor LLC Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as federal tax counsel to Bond Products Depositor LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of a registration statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of certain trust certificates (the "Certificates"). As described in the Registration Statement, the Certificates will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust to be formed by the Company pursuant to a trust agreement (each, a "Trust Agreement") between the Company and a trustee to be determined. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the prospectus dated ______, 2003 contained therein (the "Base Prospectus"), the model Prospectus Supplement (the "Prospectus Supplement"and together with the Base Prospectus and the Registration Statement, the "Prospectus"), the form of Trust Agreement attached as an exhibit thereto, and such corporate records, agreements, documents and other instruments (collectively, the "Documents"), and have made such inquiries of such officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed (i) that the Documents and Certificates as executed and delivered by the requisite signatories thereto will conform in substance and form in all material respects to the respective forms thereof examined by us, (ii) timely compliance by all parties to the various Documents to the terms thereof (without waiver of any of the terms thereof) and (iii) that the Documents constitute all the agreements, understandings, and arrangements between the parties thereto with respect to the transactions contemplated therein and the Certificates.

         As special tax counsel to the Company, we will advise the Company with respect to material federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Trust Agreement and we hereby confirm that our advice conforms to the descriptions of the selected federal income tax consequences for holders of such Certificates that appear under the headings "Important Federal Income Tax Considerations" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences that are discussed, in our opinion, the descriptions are accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates multiple series of Certificates with numerous different characteristics, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates.

         This opinion pertains only to those series of Certificates for which our firm is named as counsel to the Company in the related Prospectus. 2

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Important United States Federal Income Tax Considerations" in the Base Prospectus or "Important United States Federal Income Tax Considerations" in a Prospectus Supplement which forms a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                      Very truly yours,